EXHIBIT 10.81
2098 West Chester Pike
Suite 101
Broomall, PA 19008
December 11, 2009
Re: Resignation
Steven M. Mariano
Chairman, President and Chief Executive Officer
Patriot Risk Management, Inc.
401 East Las Olas Boulevard, Suite 1540
Fort Lauderdale, FL 33301
Dear Steve:
I hereby resign from the Board of Directors of Patriot Risk Management, Inc. (the “Company”) effective upon consummation of the Company’s planned initial public offering.

John R. Del Pizzo